UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 16, 2010

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03:	CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBTS

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATIONS

         As previously reported, on July 12, 2010, the Board of Directors of Global Casinos, Inc., a Utah corporation. (the “Company”) approved an Amendment to Articles of Incorporation of the Company to authorize a new series of preferred stock to be designated Series E Convertible Preferred Stock, having a stated value of $0.25 per share.

         Effective July 16, 2010, the Company’s Board of Directors approved to undertake a private offering of its securities consisting of up to $120,000 in 5% Unsecured Convertible Debentures (“Debentures”) on a $10,000 minimum, all-or-none, $120,000 maximum, best efforts basis (the “Offering”).  The Offering will be made solely to persons who qualify as “accredited investors” within the meaning of Rule 501(c) of Regulation D under the Securities Act of 1933, as amended.  The private offering price shall be the principal amount of the Debentures.  Further, the Company has reserved from its authorized but unissued shares of Preferred Stock 600,000 shares of Series E Preferred Stock for the purpose of enabling the Company to issue shares of Series E Preferred Stock upon conversion of the Debentures.

          A form of the Debenture is filed herewith as Exhibit 4.1.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Global Casinos, Inc., a Utah corporation (the "Company"):

a.

On July 16, 2010, the Company’s board of directors approved a private offering of its securities consisting of up to $120,000 in 5% Unsecured Convertible Debentures (“Debentures”) on a $10,000 minimum, all-or-none, $120,000 maximum, best efforts basis (the “Offering”).   The Debentures sold in this Offering will mature and be due and payable three years from date of issuance.  The principal amount of the Debentures will accrue interest at the rate of 5% per annum. The interest will be payable at the maturity date. The Debentures are convertible, at the option of the investor, at any time, into shares of the Company’s Series E Convertible Preferred Stock (“Series E Preferred” or the “Conversion Stock”) at a conversion price equal to $0.25 per share of Series E Preferred.  The Debentures will automatically convert into shares of Series E Preferred Stock under certain circumstances.  The Debentures will be unsecured.

b.

To date, an aggregate of $25,000 of Debentures have sold to to one (1) person who qualified as "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").

c.

The Offering consists of an aggregate of $120,000 in Debentures.  In the Offering, the Company will pay no fees or commissions to any person or entity serving as placement agents.

d.

The sale of the Securities was and will be undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  All investors in the offering must qualify as "accredited investors" within the meaning of Rule 501(c) of Regulation D under the Securities Act of 1933, as amended.  In addition, the Securities, which must be for investment purposes and not for resale, will be subject to restrictions on transfer.  We did not and will not engage in any public advertising or general solicitation in connection with this transaction, and we will provide the investors in the Offering with disclosure of all aspects of our business, including providing the investors with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.

e.

The conversion terms of the Debentures are described in Item 3.02(a) above.

f.

The Company will use up to $120,000 raised in the Offering to purchase up to an aggregate of up to 2.566 million shares of common stock of ImageDoc USA, Inc. (“ImageDoc” or “IDoc”) as part of ImageDoc’s ongoing private offering of its securities.  The Company has agreed to declare a dividend, in the nature of a spinoff, of the ImageDoc common shares to the Company’s shareholders (the “Spin-Off”), subject to several conditions, including the necessity that the distribution of the ImageDoc shares is subject to a Registration Statement to be filed by ImageDoc with the SEC and that the Registration Statement has been declared effective by the SEC.  If consummated, the Spin-Off would be accomplished by distributing to the Global common shareholders one ImageDoc share for every four shares of Global common stock, Series A Preferred Stock and Series D Preferred Stock owned as of the record date, and one ImageDoc share for every one share of Series E Convertible Preferred Stock of Global owned as of the record date. The Debentures sold in this Offering will automatically convert into Series E Preferred Stock on the record date of the Spin-Off.

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

Item	Title

4.1	Form of Debenture

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: July 19, 2010	__/s/ Clifford L. Neuman_________ Clifford L. Neuman, President